Exhibit 99.1

INDEPENDENT AUDITOR'S REPORT

Board of Directors
ASC Signal Holdings Corporation

We have audited the accompanying consolidated financial statements of ASC Signal Holdings Corporation and its subsidiaries, which comprise the consolidated balance sheet as of September 30, 2014, and the related consolidated statements of operations and comprehensive loss, shareholders’ deficiency, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASC Signal Holdings Corporation and its subsidiaries as of September 30, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO CANADA LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario
November 24, 2015

ASC SIGNAL HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEET
As of September 30, 2014
(Amounts in thousands, except per share data)

Assets
Current assets:
Cash and cash equivalents	$184
Accounts receivable, net of allowances of $51	4,848
Inventories, net	8,390
Prepaid expenses	453
Total current assets	13,875
Property and equipment, net (Note 4)	553
Other assets	125
Total assets	$14,553

Liabilities and shareholders’ deficiency
Current liabilities:
Line of credit (Note 6)	$3,404
Accounts payable	3,803
Accrued liabilities	1,179
Customer deposits	5,413
Lease obligation (Note 3)	153
Note payable (Note 5)	5,000
Total current liabilities	18,952

Management fees (Note 8)	4,352
Loan Payable (Note 7)	2,068
Total liabilities	25,372

Commitments and contingencies (Notes 3 and 13)

Shareholders’ deficiency:
Class A convertible preferred stock, $.01 par value, 300 shares authorized and 76 shares issued and outstanding (aggregate liquidation preference of $7,556) (Note 9)	1
Common stock, $0.01 par value, 400 shares authorized and 14 issued and outstanding (Note 9)	—
Additional paid-in capital	9,038
Accumulated other comprehensive loss	(342)
Accumulated deficit	(19,516)
Total stockholders’ equity	(10,819)
Total liabilities and stockholders’ equity	$14,553

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

ASC SIGNAL HOLDINGS CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended September 30, 2014
(Amounts in thousands)

Revenue
Customer sales	$29,738
Freight revenue	271
30,009
Cost of revenues	22,650
Gross margin	7,359
Expenses:
General and administration	2,880
Research and development	1,553
Sales and marketing	2,380
Product line management	1,399
Management fees (Note 8)	970
Foreign currency exchange loss	67
Interest expense	1,316
Restructuring costs	212
10,777
Loss from operations	(3,418)
Income tax recovery	(14)
Net loss for the year	(3,404)

Other comprehensive loss, net of tax
Foreign currency translation	(408)
Total other comprehensive loss, net of tax	(408)
Comprehensive loss for the year	$(3,812)

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

ASC SIGNAL HOLDINGS CORPORATION

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY
For the Year Ended September 30, 2014
(Amounts in thousands)

	Class A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at September 30, 2013	76	$1	14	$—	$9,038	$66	$(16,112)	$(7,007)
Foreign currency translation	—	—	—	—	—	(408)	—	(408)
Net loss	—	—	—	—	—	—	(3,404)	(3,404)
Balance at September 30, 2014	76	$1	14	$—	$9,038	$(342)	$(19,516)	$(10,819)

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

ASC SIGNAL HOLDINGS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year Ended September 30, 2014
(Amounts in thousands)

Cash flows from operating activities
Net loss for the year	$(3,404)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	177
Bad debt expense	22
Change in operating assets and liabilities
Accounts receivable	1,593
Inventories	(1,119)
Prepaid expenses	(98)
Accounts payable	1,419
Accrued liabilities	(501)
Customer deposits	4,861
Management fees payable	967
Other	(63)
Net cash provided by operating activities	3,854

Cash flows from investing activities
Purchases of property and equipment	(161)
Net cash used in investing activities	(161)

Cash flows from financing activities
Proceeds from line of credit	33,159
Principal payments on line of credit	(36,113)
Repayment of lease obligations	(331)
Net cash used in financing activities	(3,285)

Effect of currency exchange rates	(583)

Net decrease in cash and cash equivalents	(175)
Cash and cash equivalents at beginning of period	359
Cash and cash equivalents at end of period	$184

Supplemental cash flow disclosures
Cash paid for interest	$1,220

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except for per share data)

1.Business Operations

ASC Signal Holdings Corporation (ASC) was formed on September 26, 2007 (Inception Date), as a Delaware corporation. ASC filed an amended and restated certificate of incorporation on January 31, 2008. ASC and its wholly owned subsidiaries (the Company) are a global manufacturer of advanced satellite, radar and high-frequency antennas for broadcast, government, military and enterprise communications applications with sales to customers in over 100 countries. In addition to hardware, the Company provides solutions-based services such as turn-key system design, engineering, installation test and maintenance, product integration and program management. The Company also offers a variety of value-added services such as RF testing, custom fabrication, build-to-print capabilities, supply chain management and logistics. ASC and its predecessor companies have been in business for over forty years.

The Company's main operation is conducted on a 16 acre facility that it owns in Whitby, Ontario. It also has an office in Plano, Texas. The Company has a 48 acre antenna test range facility located in Caddo Mills, Texas and is leasing a 65 acre antenna test range facility located in Whitby, Ontario.

The Company faces business risks associated with developing products in a competitive market. The Company's success will be dependent on delivering high quality products, hiring and retaining qualified people and securing contracts with target customers and strategic partners.

The Company is continuing to build its backlog by converting sales opportunities into revenues. The Company will also pursue customer deposits with these orders as it has in the past. The Company's line of credit was renewed on October 30, 2014 with a maturity date of September 30, 2015. The Seller Note Payable was settled on October 30, 2014 and replaced with a PNC term note as explained more fully in Note 14.

The Company has evaluated whether any subsequent events that require recognition or disclosure in the accompanying consolidated financial statements and related notes thereto have taken place through November 24, 2015, the date these consolidated financial statements were available to be issued.

Basis of Consolidation

The consolidated financial statements include the wholly owned subsidiaries: ASC Signal Corporation, ASC Signal International Corporation, ASC Signal Global Corporation and ASCS Canadian Signal Corporation. All inter-company balances and transactions have been eliminated in consolidation. All amounts are in U.S. dollars unless otherwise noted.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to inventory valuation and deferred income taxes. Actual results could differ from those estimates.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

Financial Instruments

The Company accounts for the fair value of assets and liabilities utilizing a valuation framework which includes a fair value hierarchy that distinguishes between market assumptions based on market data (observable inputs) and a reporting entity's own assumptions about market data (unobservable inputs). Fair value is identified as the price that would be received to sell an asset or paid to transfer a liability at the measurement date (an exit price). The Company's financial instruments include cash and cash equivalents, accounts receivable, line of credit, lease obligations and accounts payable and accrued liabilities. The carrying amounts of these financial instruments approximate fair value due to their short maturity. The Company's note payable and loan payable are also financial instruments. The carrying value of the note payable approximates fair value due to its short maturity. The carrying value of the loan payable approximates fair value due to the loan being renegotiated in September 2014.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less. The Company believes it maintains cash and cash equivalents with high quality financial institutions. At times, such deposits may exceed the amount insured by the Federal Deposit Insurance Corporation.

Accounts Receivable and Concentration of Credit Risk

Trade receivables, which are stated at net realizable value, potentially subject the Company to credit risk. Sales are made to both commercial and governmental entities located throughout the world. Accounts receivable are typically due within 30 days. Amounts outstanding for longer than the payment terms are considered past due. The Company provides a reserve for all expected uncollectible accounts. When uncollectible accounts are written off in a period subsequent to their recording date, they are first charged against the established reserve and, therefore, only any write off in excess of the established reserve is charged to expense in the period written off. Estimated losses are based on experience and management's opinion of the current status of existing receivables. As of September 30, 2014, the Company had recorded an allowance of $51 for uncollectable accounts. Two customers accounted for 18% and 9% of accounts receivable as of September 30, 2014, and 5% and 3% of revenue, respectively, for the year then ended.

Inventories

Inventories include materials, labor and manufacturing overhead and are valued at the lower of cost (first-in, first-out) or market and consist of the following at September 30, 2014:

Raw materials	$4,315
Work in process	1,677
Finished goods	2,398
$8,390

The Company provides for a reserve at period end for any inventory amounts that are deemed to be excess or obsolete. Inventory that meets the Company's definition of excess or obsolete are reserved for, based on expected future sales using historical data. This reserve is based on the age of the inventory items as well as historical sales data for individual items. At September 30, 2014, the Company has an inventory reserve of $1,734.

Property and Equipment

Property and equipment, including major renewals and improvements, are capitalized and stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computers, machinery and equipment are depreciated over estimated useful lives ranging from three to eight years; building is depreciated over an estimated life of 30 years; and leasehold improvements are depreciated over the shorter of 10 years or the remaining life of the lease.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

Impairment of Long-lived Assets

Upon the occurrence of a triggering event, the Company evaluates its property and equipment for impairment and assesses their recoverability based upon anticipated future cash flows. If changes in circumstances lead management to believe that any of its long-lived assets may be impaired, the Company will (a) evaluate the extent to which the remaining book value of the asset is recoverable by comparing the future un discounted cash flows estimated to be associated with the asset to the asset's carrying amount and (b) write down the carrying amount to market value or discounted cash flow value to the extent necessary. Management of the Company has determined that no such impairment existed at September 30, 2014.

Research and Development

Research and development costs are expensed as incurred. These costs primarily consist of salaries, consulting fees, development materials and supplies directly involved in the research and development of new technology. Research and development costs totaled $1,553 for the year.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective income taxes bases and operating loss and tax credit carry forwards.

Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company evaluates its uncertain tax positions and recognizes a loss contingency when it is probable that a liability has been incurred as of the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

Share-based Payment

The Company measures its share-based compensation costs based on the grant-date fair value of the share-based award. Awards are considered granted when all required approvals are obtained and when the participant begins to benefit from, or be adversely affected by, subsequent changes in the prices of the underlying shares and, regarding awards containing performance conditions, when the Company and the participant reach a mutual understanding of the key terms of the performance conditions. Additionally, accruals for compensation costs for share-based awards with performance conditions are based on the probable outcome of such performance conditions. The Company estimates the fair value of each stock option grant by using the Black-Scholes option-pricing model. Assumptions are evaluated and revised, as necessary, to reflect market conditions and experience. During the year, the Company recognized $Nil of compensation costs under its share-based payment arrangements. This compensation cost is included as part of general and administrative expense in the accompanying consolidated statement of operations and comprehensive income.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

Revenue Recognition

The Company recognizes revenue on most of its products when they are shipped, collectability is reasonably assured and pricing is fixed and determinable. The Company also recognizes revenue from services provided to its customers at the point in time when those services are provided. In some cases, the Company receives deposits from customers before the product is shipped. Deposits on these products are deferred on the accompanying consolidated balance sheet until the revenue is recognized. Such customer deposits totaled $5,413 at September 30.2014.

In specific instances, the customer takes ownership of the product but does not take immediate delivery. In those instances, the Company recognizes revenue when certain criteria are met, including: all risks of ownership have passed to the buyer; the customer has made a fixed, written commitment to purchase the goods; the buyer has requested the transaction be on a bill-and-hold basis and had a substantial business purpose for placing the goods on a bill-and-hold basis; the delivery date is fixed and consistent with the buyer's business purpose; the underlying goods are on hand, segregated from other products and are ready for delivery; and there are no specific performance obligations remaining such that the earnings process is not complete. During the year, the Company recognized $1,075 in revenue for sales where delivery had not occurred as of year-end.

Shipping and Handling

All amounts billed to customers in a sale transaction related to shipping and handling are classified as freight revenues, and the corresponding costs incurred by the Company to ship the goods are included in cost of revenues in the accompanying consolidated statement of operations and comprehensive loss.

Government Taxes from Revenue Transactions

Various governmental entities are entitled to taxes on the Company's revenue transactions with its customers. The Company presents these taxes on a net basis in the consolidated statement of operations and comprehensive loss.

Foreign Currency

Gains and losses from foreign currency transactions are currently reflected in income. Foreign currency losses included in net loss for the year amounted to $67.

At the transaction date, each asset, liability, revenue and expense denominated in a foreign currency is translated into United States dollars by the use of the exchange rate in effect at that date. At the reporting date, unsettled monetary assets and liabilities are translated into United States dollars by using the exchange rate in effect at the reporting date and the related translation differences are recognized in net loss.

Non-monetary assets and liabilities that are measured at historical cost are translated into United States dollars by using the exchange rate in effect at the date of the initial transaction and are not subsequently restated.

The Company has identified the functional currency of certain of its other subsidiaries with foreign operations as the applicable local currency. The translation of the balance sheet from the applicable local currency to the Company's reporting currency (United States dollars) is performed using the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated using the average exchange rate experienced during the period. Adjustments from its functional currency to the reporting currency resulting from the translation of the Company's subsidiary financial statements are not included in the determination of net income, but are reported as accumulated other comprehensive income, a separate component of shareholders' deficiency. Net foreign currency translation losses for the year amounted to $408.

Advertising

Advertising costs are expensed as incurred and include costs of advertising and other activities designed to enhance demand for the Company's products. Advertising costs were $429 for the year.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

3.	Lease Obligations

In September 2009, the Company approved a plan to close its Garner, North Carolina office. The Company is currently under a non-cancelable lease agreement for the Garner facility that expires in 2015. In accordance with ASC 420, “Exit or Disposal Cost Obligations”, the Company ceased to use the Garner facility in March 2010 at which time the Company recorded a non-cash charge based on the present value of future lease payments under the lease agreement net of the sublease payments. As at September 30, 2014 the lease obligation is $153 and is due in the next fiscal year.

The Company has operating leases for certain of its office and warehouse space. The facility leases have escalating clauses in which the monthly lease payments increase an insignificant amount each year, and these increases are not based on any other factors such as sales or other contingencies rentals.

Rental expense under operating leases was approximately $163.

4.	Property and Equipment

Property and equipment consisted of the following at September 30, 2014:

Computers, machinery and equipment	$2,022
Land and buildings	310
Leasehold improvements	31
$2,363
Less - accumulated depreciation	(1,810)
Property and equipment, net	$553

Depreciation expense was $177 for the year ended September 30, 2014.

During 2013, the Company entered into a sales leaseback transaction for one of its testing properties. The Company leased back a portion of the property under a five year lease arrangement for $6 annually. Under the lease arrangement, the Company has ability to renew the lease for an additional ten years.

5.	Note Payable

As part of the 2008 acquisition with Andrew Corporation (“Andrew”), the Company issued a note (First Seller Note) to the seller in the principal amount of $2,500. The First Seller Note accrues interest at the prime interest rate of 3.25%. The prime interest rate is determined, and interest payments are payable to the seller, at the beginning of each calendar quarter.

As a result of the transition of certain manufacturing operations from Andrew, the Company issued another $2,500 note (Second Seller Note) to Andrew in exchange for inventory.

Total interest paid to the Seller during the year was $513.

In October 2014, the Company entered into an agreement with the Seller to fully retire both notes, see Note 14. The gain from this transaction will be recognized in 2015.

In October 2014, the Company entered into an agreement with PNC Bank for a $2,500 term loan that will amortize over five years at prime plus 4.25%. The term loan will mature on September 30, 2015.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

6.	Line of Credit

The Company has a $9,500 line of credit (the Line) with PNC Bank (the Bank). The Line is collateralized by substantially all of the assets of the Company. Availability on the Line is determined primarily by the level of the Company's accounts receivable and inventory (the borrowing base). The relationship between the Company and the Bank includes a lockbox relationship whereby the Bank substantially has access to the Company's operating account. All cash receipts collected by the Company are deposited into a lockbox, which the Bank uses to pay down certain outstanding amounts drawn from the Line. When the Company needs to disburse funds for any reason (payroll, vendor payments, etc.), the Company draws down exactly enough from the Line from which to make these payments. The agreement associated with this Line has been extended and is scheduled to expire on September 30, 2015, at which time all amounts due under the line become immediately payable. All amounts outstanding under the Line as of September 30, 2014 are classified as current liabilities in the accompanying consolidated balance sheet.

Interest on the Line is calculated by applying a contract rate defined as follows:

Contract Rate shall mean an interest rate per annum equal to (i) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (ii) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

Alternate Base Rate shall mean, for any day, a rate per annum equal to the highest of (i) the Base Rate in effect on such day, (ii) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%), (iii) the sum of the Daily LlBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LlBOR Rate is offered, ascertainable and not unlawful, and (iv) 3.0%.

Applicable Margin shall mean (a) 475 basis points for Eurodollar Rate Loans that are Revolving Advances, (b) 375 basis points for Domestic Rate Loans that are Revolving Advances, (c) five hundred twenty five (525) basis points for Eurodollar Rate Loans that are Term Loans, and (d) four hundred twenty five (425) basis points for Domestic Rate Loans that are Term Loans.

The Line contains certain financial and reporting covenants with which the Company was not in compliance as of September 30, 2014. The covenant violation was waived by the lender.

7.	Loan Payable

The Company has entered into a mortgage agreement with Ontario Wealth Management Corporation for $2,068. The mortgage has an annual interest rate of 10.75% with monthly interest only payments of $20 and matures October 1, 2016. The loan is secured with title to the land and a general security agreement.

8.	Related-Party Transactions

The Company holds two notes payable due to Andrew, a shareholder of the company, with a total balance of $5,000 at September 30, 2014. See Note 5 for additional information regarding these notes. During the year the Company also paid $357 in rental expense to Andrew.

Resilience Capital, the major shareholder, provides management and consulting services to the Company and receives compensation for these services. During the year, the Company incurred $969 of expenses for these services. The amount due to Resilience as of September 30, 2014 was $4,352, and the amount is classified as long term as Resilience has agreed not to demand repayment within the next twelve months. The amount is unsecured with an 8% interest rate.

As of September 30, 2014, PNC holds 2 preferred shares of the Company.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

9.	Capital Stock

The Company has authorized 700 shares of capital stock, consisting of 300 shares of preferred stock and 400 shares of common stock. As of September 30, 2014, 76 and 14 shares of preferred and common stock, respectively, were issued and outstanding. The common and preferred stock have par values of $0.01 per share. At all times, the Company reserves a number of shares of unissued common stock for the purpose of effecting the conversion of its issued and outstanding shares of preferred stock and the exercise of all outstanding warrants and options to purchase the Company's common stock. The Company has reserved twelve shares of common stock for possible future issuance under its stock option plan (Note 10).

In October 2014, the Company entered into an agreement with the Seller to redeem the 14 common shares, see Note 14.

The following is a summary of the rights, preferences and terms of the Company's common and preferred stock:

Dividends
Cash dividends to shareholders may be declared and paid on the common stock and are made at the discretion of the Board of Directors subject to limitations under the Company's credit agreement with the Bank. Upon a dividend being declared and paid to common shareholders, preferred shareholders are entitled to receive an equal dividend or other distribution of such securities or property at an equal value, as they would have received if all outstanding shares of preferred stock had been converted into common stock on the date of such event.

Liquidation Preference

In the event of a change in control, qualified public offering of the Company or any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the preferred stock are entitled to receive, in preference to the holders of the common stock, an amount equal to one hundred dollars ($100.00) per share (as adjusted to reflect any stock split, combination, reclassification or similar event involving the preferred stock). Any other remaining assets of the Company shall be made available for distribution to the common shareholders.

Conversion

Each share of preferred stock is convertible to one share of common stock, at the option of the holder, at any time without payment of further consideration. The conversion ratio will be adjusted for any stock split or combination.

Voting

Holders of preferred and common shares have voting rights and are entitled to one vote per share held.

10.	Stock Options and Warrants

Stock Options

The Company issues stock options under its 2008 Equity and Performance Incentive Plan (the Plan). Options granted under the Plan may be either incentive stock options or nonqualified stock options. Options may be granted to employees, directors, consultants, advisors and independent contractors. Incentive stock options shall be granted only to employees of the Company. The Plan, as amended, provides for the grant of a maximum of eight shares of common stock. The option price for incentive stock options shall not be less than the fair market value of a share of common stock on the date of grant. Options granted under the Plan have a life of 10 years. Options granted under the Plan generally vest over three years. Upon exercise of stock options, the Company intends to issue new shares to the grantees.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

The following table summarizes the activity of the Plan, including the number of shares under option (Number) and the weighted average exercise price (Price):

	Number	Price
Outstanding at September 30, 2013	10,519	$100
Granted	—	—
Exercised	—	—
Canceled	—	—
Outstanding at September 30, 2014	10,519	$100
Vested at September 30, 2014	5,029	$100

At September 30, 2014, the Company had 10,519 outstanding stock options, all with an exercise price of $100, and these stock options had a weighted average remaining contractual life of 4.4 years as of the year then ended and begin to expire in 2018 through 2022. Of these 10,519 stock options, 5,234 vest over a three-year period from the grant date. The remaining 5,285 options are performance based and only vest upon a change of control of the Company and if the grantee is still an employee of the Company at the change of control date. The exercise of all of these options is contingent upon the ultimate sales price of the Company related to the change in control being valued at greater than $100 per share. Due to the uncertainty of these future events, the fair value for these performance-based shares is indeterminate until these uncertain future events occur.

The weighted-average grant date fair value of the time-based vesting options granted is $40 per share. At September 30, 2014, there was no unrecognized stock compensation expense expected to be recognized over the next year. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model which incorporates ranges of assumptions for inputs. The expected volatility is based on the historical volatility of public companies in the wireless communications and satellite industries and the Company's expectations regarding stock volatility in the future. Until sufficient employee information is accumulated, the Company uses an averaging calculation to estimate option exercise and employee termination behavior within the valuation model. This calculation computes a blend of the total contractual life of the option and the vesting period. The risk-free interest rate is based on the United States three-year Treasury bill yield curve in effect at the time of grant for periods within the contractual life of the option.

Warrants

At September 30, 2014, the Company had 7,770 warrants outstanding and exercisable, all with an exercise price of $115 per share, with no expiration date.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

11.	Income Taxes

The Company's total deferred tax assets, deferred tax asset valuation allowance and deferred tax liabilities are as follows:

September 30, 2014
Current:
Employee compensation accruals	$228
Other	1,089
Total current deferred tax assets	1,317
Noncurrent:
Net operating loss carryforwards	4,324
Fixed assets	(2)
Lease obligation	57
Other	410
Total noncurrent deferred tax assets	4,789
Valuation allowance	(6,106)
Net deferred tax assets	$—

A valuation allowance is provided when, in management's assessment, it is more likely than not that some portion of the deferred income tax assets will not be realized. The Company's valuation allowance at year-end relates primarily to net operating loss (NOL) carryforwards. As of September 30, 2014, the Company had federal and state NOL carryforwards of $11,603. The federal carryforwards begin to expire in 2028 and the state carryforwards begin to expire in 2027, and these will be carried forward to future years for possible utilization. Additionally, the Company also had Canadian NOL carryforwards of $nil as of September 30, 2014, and Canadian investment tax credits of $408 as of September 30, 2014, which will begin to expire in 2029.

There was no regular income tax expense for the year ended September 30, 2014 primarily due to the Company's net losses, as a result of the valuation allowance the Company does not have unrecognized tax benefits. The Company recognized an income tax expense of $Nil for the year ended September 30, 2014 due to state taxes paid. The Company has a balance receivable of $14 for federal income taxes resulting from overpayment of federal taxes in prior years.

The Company files income tax returns in the U.S. federal jurisdiction, various states and foreign jurisdictions. The income tax returns filed by the Company remain open to examination in all jurisdictions since its inception in 2007.

12.	Employee Benefit Plans

Defined Contribution Plan

The Company offers a defined contribution 401(k) plan (the 401(k) Plan) to its eligible employees. The 401(k) Plan covers substantially all U.S. employees and allows participants to defer a portion of their annual compensation on a pretax basis. Company matching contributions vest equally over a five-year period commencing with the employees' start dates. The Company matches a percentage of the employees' contributions up to a maximum' percentage of their total compensation. For Canadian employees, the Company offers a similar plan. The Company contributed $257 during the year.

ASC SIGNAL HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in thousands except per share data)

13.	Commitments and Contingencies

In 2010, the Company became aware of volatile organic compound (“VOC”) and other contamination in the soil and groundwater at the Whitby, Ontario industrial site. The Company believes that the contamination originated from the neighboring property which reportedly is used for crystal manufacturing and secondarily from the operational practices of the prior operators of the Company. The Company intends to address these conditions through the implementation of a remediation plan. The Company holds a pair of pollution insurance policies and the insurer has advised that it will indemnify the Company for the remediation costs. The Company expects that the remediation costs will be less than the insurance policy limits. In addition, the Company has filed a civil action against the neighbor and certain other parties to recover certain consequential damages resulting from the contamination. The Company has been informed that one of the defendants in this lawsuit has filed for bankruptcy.

Various lawsuits have been filed against the Company for incidents which arose in the ordinary course of business. In the opinion of management, the outcome of the lawsuits, now pending, is not determinable. Should any loss result from the resolution of these claims, such loss will be charged to operations in the year of resolution.

14.	Subsequent Events

In October 2014, the Company entered into an agreement with Andrew to fully retire the note payable and redeem the 14 common shares owned by Andrew, for total consideration of $2,500. The gain from this transaction will be recognized in 2015 (see Note 5 and Note 9).

In October 2014, the Company entered into an agreement with PNC Bank for a $2,500 term loan that will amortize over five years at prime plus 4.25%. The term loan will mature on September 30, 2015 (See Note 5).

On September 17, 2015, Communications & Power Industries LLC (CPI), a wholly owned subsidiary of CPI International Holding Corp., entered into and consummated the transactions contemplated by a Stock Purchase Agreement (the Acquisition Agreement) with ASC, The Resilience Fund II, L.P., and certain other security holders of ASC, pursuant to which CPI acquired all of the issued and outstanding equity securities of the Company on the terms and conditions set forth in the Acquisition Agreement. The aggregate consideration for the acquisition is $52.9 million subject to a customary post-closing adjustment based on, among other things, the amount of working capital of the Company on the closing date.

On September 17, 2015, the Company repaid all of the outstanding principal and interest associated with its note payable, line of credit and loan payable.